EXHIBIT 99.1

     Written  Statement  of the Chief  Executive  Officer  Pursuant to 18 U.S.C.
Section 1350

     Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman, President and Chief Executive Officer of Traffix, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 18, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                            /s/ JEFFREY L. SCHWARTZ
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                                            JEFFREY L. SCHWARTZ
                                            Chairman and Chief Executive Officer